                                                                   EXHIBIT 10(a)

                       Schedule of Substantially Identical
                                Documents Omitted

         Attached as Exhibit 10(a) is a copy of the Ranch Lease Agreement between Parker Drilling Management Services, Inc., ("PDMS") a subsidiary of the Company, and the Robert L. Parker Sr. Family Limited Partnership ("Trust"), that was executed in April 2004, but effective as of January 1, 2004, providing for the terms of the lease of the Cypress Springs Ranch to PDMS by the Trust ("CSR Lease"). PDMS and the Trust also entered into a substantially identical lease agreement for the lease of the Mazie Ranch to PDMS by the Trust ("Mazie Ranch Lease"). In addition, Robert L. Parker Jr. executed a substantially identical lease pursuant to which he leased the Camp Verde Ranch to PDMS ("Camp Verde Ranch Lease"). The Mazie Ranch Lease and the Camp Verde Ranch Lease materially differed from the CSR Ranch Lease in only the following respects:

Mazie Ranch                                 Monthly Lease Fee of   $14,400
Camp Verde Ranch                            Monthly Lease Fee of   $ 7,700

                                                                   EXHIBIT 10(a)

                              RANCH LEASE AGREEMENT

      This Ranch Lease Agreement effective on the first day of January, 2004 by and between Parker Drilling Management Services, Inc. ("Parker") and the Robert
L. Parker Sr. Family Limited Partnership ("Partnership") (the "Agreement").


WHEREAS, Parker desires to lease the Premises (as defined below) owned by Partnership for the purpose of hosting business meetings, entertaining customers and related activities; and

WHEREAS, the Partnership is willing to lease the Premises to Parker for the uses defined herein on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1. Lease of Premises. The Partnership hereby leases to Parker the unlimited right to utilize the Premises for the purpose of hosting business meetings and entertaining customers with hunting, fishing and related activities. For the purpose of this Agreement, the Premises shall be defined as the Cypress Springs Ranch containing approximately 2,987 acres, located near Kerrville, TX including but not limited to the following facilities and areas:

      a) All buildings located on the Premises that are capable of being used for lodging,

      b)    The conference center and lodge,

      c)    Use of entire ranch acreage for hunting and fishing,

      d) All facilities and equipment to facilitate hunting and fishing on the Premises, and

      e) Any other reasonable use of the Premises incidental or arising out of the above.

2. Term. The term of this Agreement shall be for one (1) year from and after the date of this Agreement. Notwithstanding the foregoing, Parker shall have the option to renew this Agreement upon such terms as the parties mutually agree.

3. Maintenance of the Premises. Parker agrees to utilize the Premises in a prudent manner and will take reasonable steps to maintain the Premises in their present condition. Such maintenance shall include:
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      a)    Repair and improvement of roads due to use by Parker or
            deterioration,

      b)    Repair and improvement of buildings utilized by Parker.

      Parker shall be allowed to conduct hunting and fishing on the premises incidental to customer retreats and to harvest game and fish consistent with state and federal regulatory requirements.

4. Improvements. Any improvements made to the premises by Parker shall remain the property of Parker.

5. Condition of Premises. Parker has inspected the Premises and accepts them in their present condition, AS IS WITH ALL FAULTS. Parker acknowledges that dangerous conditions may presently exist or arise in the future that may not have been discovered during inspection. Parker acknowledges that Partnership has no duty to warn Parker, or any agent, employee, licensee or invitee of Parker, of the existence of any dangerous condition.

6. Consideration. In consideration for the lease of the Premises by Parker, Parker agrees to pay a monthly lease fee of $18,600.

7. Liability and Indemnity. Parker shall be solely responsible for any and all damage done by Parker or its agents, employees, contractors, concessionaires, licensees, and invitees in and about the Premises.

      Parker agrees to defend, indemnify and hold Partnership harmless from and against any and all claims, demands, damages, costs and expenses, including reasonable attorney fees for the defense of such claims and demands, arising from the conduct or management of Parker's use of the Premises or from breach of this Agreement by Parker or from any act or negligence of Parker, its agents, employees, contractors, concessionaires, licensees, and invitees in or about the Premises.

8. Termination. Each party shall have the right to terminate this Agreement for breach of the terms hereof upon thirty (30) days written notice if such breach is not remedied during said thirty-day period. In the event of such termination by Parker, Partnership shall reimburse Parker for any prepaid expenses associated with ongoing maintenance of the property. In the event of such termination by Partnership, Parker shall remain obligated to compensate Partnership for any obligations incurred by Parker in connection with use of the Premises which are not cancelable or otherwise satisfied prior to the effective date of termination. In no circumstance shall either party be liable to the other for consequential damages of any kind.
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      Notwithstanding any other provisions of this Agreement or any mutually agreed extensions thereof, each party reserves the right to terminate this Agreement upon ninety (90) days written notice to the other party for any reason. In the event of termination without cause, the parties shall mutually agree on the allocation of expenses associated with use of the Premises in good faith, absent which the parties shall submit the matter to arbitration under the Rules of the American Arbitration Association, which shall be final and binding on the parties.

9. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have set their hand as of the date first written above.

                                           PARKER DRILLING MANAGEMENT
                                           SERVICES, INC.

                                           By: /s/ David W. Tucker
                                               ---------------------------------
                                           Name:   David W. Tucker
                                           Its:    President


                                           ROBERT L. PARKER SR. FAMILY
                                           LIMITED PARTNERSHIP

                                           By: /s/ Robert L. Parker
                                               ---------------------------------
                                           Name:   Robert L. Parker
                                           Its:    General Partner